EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Studio One Media, Inc. of our report dated October 14, 2009 on our audit of the consolidated financial statements of Studio One Media, Inc. as of June 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.

/s/ Mantyla McReynolds LLC
Mantyla McReynolds
Salt Lake City, UT 84101
October 14, 2009